Exhibit 99.1

EQUAL ENERGY ANNOUNCES FIRST QUARTER 2014 RESULTS

OKLAHOMA CITY, May 8, 2014 – Equal Energy Ltd. (“Equal”, “the Company”, “we” or “our”) (NYSE: EQU; TSX: EQU) is pleased to announce our operating and financial results for the three months ended March 31, 2014. All dollar amounts are in U.S. dollars unless otherwise indicated and volumes are net of royalty payments.

“Equal’s first quarter results benefited from both increased production rates and higher commodity prices. The impact of the cold winter this year created both positives and negatives for Equal. We experienced increased demand for natural gas and propane, but the extreme cold also hindered production and forced downtime which resulted in higher workover expenses during the quarter,” said Don Klapko, President and Chief Executive Officer. Mr. Klapko further stated that “On May 1st, we announced that an amendment extending the original Arrangement Agreement with Petroflow had been signed after documentation that Petroflow had secured financing commitments was provided to our Board. The amendment provides for two $0.05 dividend payments by Equal to our shareholders, an updated capital expenditure program, anticipated incremental general and administrative costs and an extension of the outside termination date of the agreement to July 31, 2014.”

Solid Operating Results

•	First quarter production averaged 6,973 boe/d, an increase of 11% from the 6,280 boe/d produced in the first quarter of 2013

•	Average production expenses per boe were $6.47/boe, representing an increase of 6% from 2013 due to higher workover expense during the quarter

•	Oil, gas and NGL revenue per boe, excluding the impact of commodity contracts, increased by 35% over 2013, the result of higher realized prices

It is important to note that our operating covenants in the Arrangement Agreement (as defined below) influenced our operational activities for the quarter. As per terms of the Arrangement Agreement, and at the request of Petroflow, we reduced our capital expenditure program through April 2014. Our Arrangement Agreement with Petroflow is the result of a process officially undertaken in March 2013 by a committee of three independent directors (the “Special Committee”) and resulted in the Arrangement Agreement announced by Equal at the end of 2013 and the Amendment (as defined below) announced by Equal on May 1, 2014.

Arrangement Agreement and Amendment

On December 9, 2013, Equal announced that it had entered into a definitive agreement (“Arrangement Agreement”) with Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. (collectively “Petroflow”) for the cash purchase of all of the issued and outstanding common shares of Equal at a price of $5.43 per share, on a fully-diluted basis. The transaction will be completed by way of a plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”). Equal’s Board of Directors unanimously resolved to recommend that Equal’s shareholders vote in favor of the Arrangement.

On May 1, 2014, the Arrangement Agreement was amended (the “Amendment”) subsequent to Petroflow securing debt financing commitment letters in order to (a) extend the outside termination date contained therein from May 1, 2014 to July 31, 2014, (b) permit Equal to declare and pay a cash dividend of $0.05 per common share to shareholders on May 28, 2014, (c) permit Equal to pay a cash dividend of $0.05 cents per common share to its common shareholders who are entitled to receive Arrangement consideration upon the completion of the Arrangement and (d) amend an approved budget for Equal, agreed to by all the parties to the Arrangement Agreement.

The Arrangement Agreement is the result of a strategic review process undertaken by the Special Committee at the beginning of 2013 in response to the unsolicited expression of interest by a third party. The Special Committee was formed to consider a full range of strategic alternatives in order to maximize shareholder value. Alternatives considered by Equal included continuing as an independent public company, the acceleration of capital deployed in developing assets, a corporate sale, a return of capital to shareholders via dividend distribution or share buyback, a master limited partnership, and an acquisition by an outside party.

Looking Ahead

Equal expects to complete the Arrangement with Petroflow; however, the completion of the Arrangement remains subject to a number of conditions that must be met or waived, including approval by 66 2/3 of the votes cast by Equal’s shareholders and “minority approval” (as that term is defined in Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions) at a special meeting. Among the other conditions to closing of the Arrangement, is the requirement that Petroflow obtain financing for the transaction, which is subject to meeting certain customary closing conditions. Although Petroflow has secured debt financing commitment letters, this financing is subject to the satisfaction or waiver of the conditions set forth in the applicable commitment letters. As a result, there is no guarantee that the Arrangement will be completed, or that if completed, it will be completed on or prior to July 31, 2014, the outside date contemplated in the Arrangement Agreement, as amended.

In certain circumstances, either Equal or Petroflow may be required to pay a termination fee of two million dollars to the other party.

Pursuant to the terms of the original Arrangement Agreement, Equal agreed to reduce its capital budget through April 2014. Pursuant to the Amendment, Equal will increase its capital program in mid-May and incur incremental general and administrative costs in accordance with the Arrangement Agreement through July 31, 2014. Although Equal will pursue selective drilling during this period, we plan to maintain cost discipline and a strong balance sheet. We believe our sources of cash, including cash on hand, cash flow and our undrawn credit facility will be sufficient to fund our operations and capital expenditures until the Arrangement is completed. In the event the proposed transaction with Petroflow does not occur, Equal will formalize a plan to continue to actively exploit our proven play in the Hunton in Central Oklahoma.

Financial and Operational Results

Cash flow before balance sheet changes, a non-GAAP measure, was $12.2 million for the first quarter of 2014, compared to $7.1 million for 2013. Nonrecurring costs of approximately $0.9 million, related to expenditures associated with the Arrangement Agreement with Petroflow negatively impacted Equal’s income and cash flow.

Actual capital expenditures for the first quarter were $2.4 million. This was spent mainly on the completion of three wells drilled in 2013 but completed in January 2014, infrastructure associated with these three new wells, general maintenance capital and some land acquisition costs. The remainder of the $6.4mm of PP&E additions shown in the first quarter cash flow statement was due to $4.0mm of payments for work completed in 2013 but not paid until 2014. Our first quarter capital expenditure program was fully funded by $12.2mm of cash flow before balance sheet changes generated from operations.

EQUAL ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$17,477	$15,631
Accounts receivable, net	15,234	13,581
Prepaid expenses, deposits and other	715	1,051

Total current assets	33,426	30,263
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion of $247 million and $243 million, respectively	159,745	162,061
Unproved	4,064	4,014

Total oil and natural gas properties	163,809	166,075
Other capital assets, net of accumulated depreciation of $0.8 million and $0.8 million, respectively	224	152

Total property, plant and equipment, net	164,033	166,227
Other assets	882	989
Deferred income tax asset	29,150	30,906

Total assets	$227,491	$228,385

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$10,841	$17,134
Asset retirement obligation	284	278
Commodity contracts	1,235	341

Total current liabilities	12,360	17,753
Convertible debentures	40,707	42,309
Asset retirement obligation	4,451	4,362

Total liabilities	57,518	64,424

Shareholders’ Equity
Common shares, $0.01 par value unlimited authorized shares, and 36,100,788 and 35,806,337 shares issued and outstanding, respectively	361	358
Additional paid-in capital	230,886	230,574
Accumulated other comprehensive loss	(102,102)	(102,102)
Retained earnings	40,828	35,131

Total shareholders’ equity	169,973	163,961

Total liabilities and shareholders’ equity	$227,491	$228,385

EQUAL ENERGY LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months ended March 31,
(unaudited) (in thousands, except per share data)	2014	2013
Revenues
NGL, natural gas and oil revenues	$22,146	$14,805
Loss on commodity contracts	(2,062)	(3,271)

Total revenues	20,084	11,534
Expenses
Production	4,061	3,455
Production taxes	753	926
General and administrative, including share-based compensation	3,312	3,154
Interest expense	879	949
Depletion and depreciation	4,518	4,867
Amortization of deferred charges	110	110
Accretion of asset retirement obligation	95	101
Gain on sale of assets	(23)	(28)
Unrealized foreign exchange gain	(1,526)	(969)

Total expenses	12,179	12,565

Income (loss) from continuing operations before taxes	$7,905	$(1,031)
Taxes
Current tax expense	(63)	—
Deferred tax (expense) benefit	(1,756)	801

Income/(loss) from continuing operations	6,086	(230)
Discontinued operations:
Income (loss) from discontinued operations	(328)	1,762

Net income	$5,758	$1,532
Other comprehensive income/(loss)
Foreign currency translation adjustment	—	61

Comprehensive income	$5,758	$1,593
Earnings per share information:
Basic earnings (loss) per share from continuing operations	$0.17	$(0.01)
Basic earnings (loss) per share from discontinued operations	(0.01)	0.05

Basic earnings per share	$0.16	$0.04
Diluted earnings (loss) per share from continuing operations	$0.16	$(0.01)
Diluted earnings (loss) per share from discontinued operations	(0.01)	0.05

Diluted earnings per share	$0.15	$0.04

EQUAL ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(unaudited) (in thousands)	2014	2013
Operating Activities
Net income	$5,758	$1,532
Net (income) loss from discontinued operations	328	(1,762)
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and depreciation	4,518	4,867
Accretion of asset retirement obligation	95	101
Cash paid on asset retirement obligation	(2)	—
Share-based compensation	254	307
Amortization of deferred charges	110	110
Loss on commodity contracts	2,062	3,271
Cash (payments) receipts from settled derivatives	(1,168)	486
Gain on sale of assets	(23)	(28)
Deferred tax (benefit) / expense	1,756	(801)
Unrealized foreign exchange gain	(1,526)	(969)
Change in assets and liabilities:
Accounts receivable	(1,653)	218
Prepaid expenses and other current assets	336	22
Accounts payable and accrued liabilities	(2,274)	2,974

Net cash provided by operating activities – continuing operations	8,571	10,328
Net cash used in operating activities – discontinued operations	(328)	(2,716)

Net cash provided by operating activities	8,243	7,612

Investing Activities
Property, plant and equipment additions	(6,420)	(7,363)
Proceeds on sale of property, plant and equipment	23	—

Net cash used in investing activities	(6,397)	(7,363)

Financing Activities
Dividend	—	(1,805)

Net cash used in financing activities	—	(1,805)

Change in cash and cash equivalents	1,846	(1,556)
Cash and cash equivalents, beginning of period	15,631	23,086

Cash and cash equivalents, end of period	$17,477	$21,530

Supplementary Cash Flow Information
Interest paid	$1,373	$1,518
Income tax paid	—	—

EQUAL ENERGY LTD.

OPERATING INFORMATION

	Three months ended March 31,
(in thousands, except for boe/d)	Q1 2014	Q1 2013	Change	% Change
Net Production per Day:
Oil (Bbl)	241	157	84	54%
NGL (Bbl)	3,411	3,084	327	11%
Natural Gas (Mcf)	19,925	18,232	1,693	9%

Total (Boe/d)	6,973	6,280	693	11%
Net Production:
Oil (MBbl)	22	14	8	57%
NGL (MBbl)	307	278	29	10%
Natural Gas (MMcf)	1,793	1,641	152	9%

Total (MBoe)	628	566	62	11%
Net Sales:
Oil Sales	$2,090	$1,305	$785	60%
NGL Sales	12,477	9,146	3,331	36%
Natural Gas Sales	7,579	4,354	3,225	74%

	$22,146	$14,805	$7,341	50%
Average Sales Prices:
Oil (per Bbl)	$95.00	$92.12	$2.88	3%
NGL (per Bbl)	40.64	32.95	7.69	23%
Natural Gas (per Mcf)	4.23	2.65	1.58	60%

Per Boe	$35.29	$26.19	$9.10	35%
Operating Expenses:
Production Expenses	$4,061	$3,455	$606	18%
Production Taxes	753	926	(173)	-19%
Expenses (per Boe):
Production Expenses	$6.47	$6.12	$0.35	6%
Production Taxes	1.20	1.64	(0.44)	-27%
Net Producing Wells at Period End	119	132	-13	-10%

EQUAL ENERGY LTD.

OPERATING INFORMATION, CONTINUED

	Q1 2014	Q1 2013	Change	% Change
Operating Expenses (in dollars):
General and Administrative Expense
(Including Share Based Compensation)	3,312	3,154	158	5%
Interest	879	949	(70)	-7%
Depletion of Oil and Gas Properties	4,508	4,793	(285)	-6%
Costs and Expenses (dollars per Boe):
General and Administrative Expense
(Including Share Based Compensation)	5.28	5.58	(0.30)	-5%
Interest	1.40	1.68	(0.28)	-17%
Depletion of Oil and Gas Properties	7.18	8.48	(1.30)	-15%

Equal’s audited consolidated financial statements, accompanying notes and Management’s Discussion and Analysis for the year ended December 31, 2013 are available in Equal’s Form 10-K for the year ended December 31, 2013 filed with the SEC and available on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com, and on Equal’s website at www.equalenergy.ca. Equal’s unaudited consolidated financial statements, accompanying notes and Management’s Discussion and Analysis for the three months ended March 31, 2014 are available in Equal’s Form 10-Q filed with the SEC and available on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com and on Equal’s website at www.equalenergy.ca.

Non-GAAP Financial Measures

Management uses certain industry benchmarks to analyze financial performance. Management feels that these benchmarks are key measures of profitability and overall sustainability for Equal. These benchmarks as presented do not have any standardized meanings prescribed by GAAP and therefore may not be comparable with the calculation of similar measures presented by other entities.

We believe the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of our current financial performance. Specifically, we believe the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain expenses and gains and losses that our management believes are not indicative of our core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring our performance, and we believe that we are providing investors with financial measures that most closely align to our internal measurement processes. We consider these non-GAAP measures to be useful in evaluating our core operating results as they more closely reflect our essential revenue generating activities and direct operating expenses (resulting in cash expenditures) needed to perform these revenue generating activities. Our management also believes, based on feedback provided by the investment community, which the non-GAAP financial measures are necessary to allow the investment community to construct its valuation models to better compare our results with our competitors and market sector.

The non-GAAP financial information is presented using consistent methodology from year to year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations and financial position in conjunction with the corresponding GAAP financial measures. The adjustment factors are described more fully in the table below.

RECONCILIATION OF ADJUSTED WORKING CAPITAL

(in thousands)	March 31, 2014	December 31, 2013
Cash	$17,477	$15,631
Accounts receivable, net	15,234	13,581
Prepaid expenses, deposits and other	715	1,051
Accounts payable and accrued liabilities	(10,841)	(17,134)
Asset retirement obligation	(284)	(278)

Adjusted working capital	$22,301	$12,851

RECONCILIATION OF CASH FLOW BEFORE BALANCE SHEET CHANGES

	Quarter Ended March 31,
(in thousands)	2014	2013
Net cash provided by operating activities	$8,243	$7,612
Adjustments:
Changes in assets and liabilities	3,591	(3,214)
Net cash used in operating activities—discontinued operations	328	2,716

Cash flow from continuing operations before balance sheet changes	$12,162	$7,114

Additional information

In connection with the Arrangement Agreement, Equal filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on December 31, 2013. The preliminary proxy statement has also been filed on the Canadian SEDAR filing system at www.sedar.com, and is available on Equal’s website at www.equalenergy.ca. The preliminary proxy statement contains important information about the proposed Arrangement and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT, AND WHEN AVAILABLE, THE FINAL PROXY STATEMENT. Investors and shareholders may obtain free copies of the preliminary proxy statement and other documents filed with the SEC by Equal through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders may obtain free copies of the preliminary proxy statement from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations. Equal will furnish the finalized proxy statement to its shareholders when it is available.

Equal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Amendment No 1 to Equal’s Annual Report or Form 10-K for the year ended December 31, 2013 which was filed with the SEC on April 29, 2014. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Any Equal shareholder that has questions or requires more information with regard to the voting of Equal shares should contact Kingsdale Shareholder Services Inc. by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

About Equal Energy Ltd.

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

For more information contact:

Don Klapko

President and Chief Executive Officer

(403) 536-8373

OR

Scott Smalling

Senior Vice President, Finance and Chief Financial Officer

(405) 242-6020

Forward-Looking Statements

Certain information in this press release constitutes forward-looking statements under applicable securities laws including statements relating to the completion of the Arrangement and payment of consideration pursuant to the Arrangement, and Equal’s sources of cash being sufficient to fund its operations until the Arrangement is completed. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters; and failure to obtain shareholder approval or to meet other closing conditions for the Arrangement, including the failure of Petroflow to obtain financing for the completion of the Arrangement. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

Conversion: Natural gas volumes recorded in thousand cubic feet (“mcf”) are converted to barrels of oil equivalent (“boe”) using the ratio of six (6) mcf to one (1) barrel of oil (“bbl”). Boe’s may be misleading, particularly if used in isolation. A boe conversion ratio of 6 mcf: 1 bbl is based on an energy equivalent conversion method primarily applicable at the burner tip and does not represent a value equivalent at the wellhead. All dollar values are in US dollars unless otherwise stated.